UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 3, 2011

(Exact name of registrant as specified in its charter)
Delaware	000-13059	33-0055414
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3169 Red Hill Avenue, Costa Mesa, CA	92626
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (714) 549-0421

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Exhibit Index on page 4

Item 7.01  Regulation FD Disclosure.

On January 3, 2011, Ceradyne, Inc. (“Ceradyne”) entered into a definitive Sale and Purchase Agreement (the “Agreement”) with VIOX Corporation (“VIOX”) and the shareholders of VIOX (“Sellers”). Pursuant to the Agreement, Ceradyne purchased all of the outstanding shares of VIOX from Sellers effective January 3, 2011. VIOX, located in Seattle, Washington, develops, manufactures and markets specialty glass compositions for a wide range of electronic, industrial and health care markets. As a result of this acquisition, VIOX is now a wholly-owned subsidiary of Ceradyne.

The total consideration paid by Ceradyne at closing pursuant to the Agreement was $26.0 million in cash, which amount is subject to an adjustment currently estimated to be an additional approximately $1.0 million, to be made within two months after closing based on the net adjusted tangible book value of VIOX as of the date of closing. Ceradyne used a portion of its existing cash to make the closing date payment. In addition, Ceradyne is obligated to pay contingent consideration of up to $22.0 million in cash based on VIOX achieving certain sales diversification and earnings targets during the 30-month period following the closing. Ten percent ($2.6 million) of the closing date payment was placed in escrow for a period of 30 months after the closing to satisfy any indemnification obligations of Sellers under the Agreement which arise during that period. Ceradyne may also withhold up to $2.2 million from any contingent consideration otherwise earned to satisfy the indemnification obligations of Sellers under the Agreement.

There are no material relationships between VIOX or Sellers, on the one hand, and Ceradyne or any of its affiliates, on the other hand, other than with respect to the Agreement and the transactions contemplated thereby.

On January 4, 2011, Ceradyne issued a press release announcing the completion of its acquisition of VIOX. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
Exhibit Number	Description
99.1	Press release dated January 4, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERADYNE, INC.
January 5, 2011	By:	/s/ Jerrold J. Pellizzon
Jerrold J. Pellizzon
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated January 4, 2011.